Exhibit 99.1

Integration Partners – NY Corporation

Financial Statements
Years Ended December 31, 2013 and 2012

The report accompanying these financial statements was issued by
BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of
BDO International Limited, a UK company limited by guarantee.

Integration Partners – NY Corporation

Contents

Independent Auditor’s Report	3

Financial Statements

Balance Sheets as of December 31, 2013 and 2012	4

Statements of Operations for the
Years Ended December 31, 2013 and 2012	5

Statements of Changes in Stockholders' Equity for the
Years Ended December 31, 2013 and 2012	6

Statements of Cash Flows for the
Years Ended December 31, 2013 and 2012	7

Notes to Financial Statements	8-14

Tel: 212-885-8000	100 Park Avenue
Fax: 212-697-1299	New York, NY 10017
www.bdo.com

Independent Auditor's Report
Board of Directors
Integration Partners-NY Corporation
331 Newman Springs Road
Red Bank, NJ 07701

We have audited the accompanying financial statements of Integration Partners-NY Corporation, which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integration Partners-NY Corporation as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company has restated its 2012 financial statements, which were audited by other auditors, for the correction of errors.

/s/ for BDO USA LLP
BDO USA, LLP
New York, NY
March 18, 2014

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Integration Partners – NY Corporation

Balance Sheets

December 31,	2013	2012
Assets		(Restated)
Current assets
Cash	$1,269,625	$1,397,786
Accounts receivable, net of allowance for bad debt	4,369,242	5,295,122
Unbilled revenues	-	119,264
Other receivable – related party	23,883	-
Prepaid expenses, current portion	465,937	351,969
Inventory	42,424	117,534
Total current assets	6,171,111	7,281,675
Property and equipment, net of current portion	21,600	29,357
Prepaid expenses, net of current portion	47,231	27,444
Other assets	8,700	8,700
Total assets	$6,248,642	$7,347,176
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$4,099,983	$3,950,515
Accrued compensation	469,900	527,904
Due to related party	-	237,324
Deferred revenue, current portion	780,902	860,578
Total current liabilities	5,350,785	5,576,321
Deferred revenue, net of current portion	378,497	68,641
Total liabilities	5,729,282	5,644,962
Stockholders’ equity:
Common stock; $0.0001 par value; 200,000 shares authorized; 200,000 issued and outstanding	20	20
Retained earnings	519,340	1,702,194
Total stockholders’ equity	519,360	1,702,214
Total liabilities and stockholders’ equity	$6,248,642	$7,347,176

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Statements of Operations

Years ended December 31,	2013	2012
		(Restated)
Revenues
Product revenue	20,749,681	22,542,175
Maintenance and support revenue	5,929,539	3,832,752
Total Revenues	$26,679,220	$26,374,927
Cost of revenues	19,787,273	19,539,774
Gross profit	6,891,947	6,835,153
Operating expenses:
Selling, general and administrative	4,512,952	4,082,630
	4,512,952	4,082,630
Other income (expense):
Interest income	-	37
	-	37
Net income	$2,378,995	$2,752,560

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Statements of Changes In Stockholders' Equity

				Total
	Common Stock		Retained	Stockholders’
	Shares	Amount	Earnings	Equity
Balance, December 31, 2011	200,000	$20	$1,152,178	$1,152,198
Distributions to stockholders	-	-	(2,202,544)	(2,202,544)
Net Income	-	-	2,752,560	2,752,560
Balance, December 31, 2012 (Restated)	200,000	20	1,702,194	1,702,214
Distributions to stockholders	-	-	(3,561,849)	(3,561,849)
Net Income	-	-	2,378,995	2,378,995
Balance, December 31, 2013	200,000	$20	$519,340	$519,360

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Statements of Cash Flows

Years ended December 31,	2013	2012
Cash flows from operating activities:		(Restated)
Net income	$2,378,995	$2,752,560
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	23,676	19,908
Provision for bad debt	575,000	75,000
Changes in operating assets and liabilities:
Accounts receivable	350,880	551,363
Unbilled revenues	119,264	(13,623)
Prepaid expenses	(133,755)	(370,683)
Inventory	75,110	160,280
Accrued compensation	(58,004)	67,831
Accounts payable and accrued expenses	149,468	(1,525,598)
Other receivable-Due to related party	(261,207)	406,665
Deferred revenue	230,180	717,757
Net cash provided by operating activities	3,449,607	2,841,460
Cash flows from investing activities:
Purchase of property and equipment	(15,919)	(39,920)
Net cash used in investing activities	(15,919)	(39,920)
Cash flows from financing activities:
Distributions to stockholders	(3,561,849)	(2,202,544)
Net cash used in financing activities	(3,561,849)	(2,202,544)
Net (decrease) increase in cash	(128,161)	598,996
Cash, beginning of year	1,397,786	798,790
Cash, end of year	$1,269,625	$1,397,786

See accompanying notes to financial statements.

Integration Partners – NY Corporation

Notes to Financial Statements

1.	Organization and Description of Business

Integration Partners Corporation – NY Corporation (the “Company”), a New Jersey corporation, is a managed service provider that consults, designs, builds, implements, and services IT networks for enterprise and service provider networks. The Company has elected at inception to have its income taxed under Section 1382 of the Internal Revenue Code, which provides that, in lieu of corporate income taxes, the stockholders are taxed on the Company's taxable income.

Restatement

During March 2014, the Company determined that the financial statements for fiscal year 2012, which were included in a previously issued registration statement and audited by other auditors, should no longer be relied upon due to the Company’s failure to properly account for certain items under generally accepted accounting principles in effect during the aforementioned period. The proper application of the relevant accounting provisions requires reclassifications and adjustments to the Company’s previously issued Balance Sheet, Statement of Operations and Statement of Cash Flows.

The financial statements for the year ended December 31, 2012 have been restated to correct errors as follows:

(1)
The Company determined that certain sales that included the resale of vendor-provided maintenance and support, where the Company had no legal performance obligations to perform the service, were incorrectly being deferred over the maintenance period. The Company now recognizes this revenue upon product delivery. This change impacted revenue and prepaid expenses.

(2)	The Company did not record certain inventory received and the related accrued expenses during the year ended December 31, 2012 in the proper year.

The following table illustrates the corrections as they are associated with certain line items in the financial statements:

Balance Sheet

	December 31, 2012
	As reported	Adjustment	Restated

Prepaid expenses, current portion	$630,013	$(278,044)	$351,969
Total current assets	$7,543,817	$(262,142)	$7,281,675
Total assets	$7,696,479	$(349,303)	$7,347,176
Accounts payable & accrued expenses	$3,520,196	$430,319	$3,950,515
Total current liabilities	$5,164,800	$411,521	$5,576,321
Retained earnings	$2,297,200	$(595,006)	$1,702,194
Total stockholders' equity	$2,297,220	$(595,006)	$1,702,214
Total liabilities and stockholders' equity	$7,696,479	$(349,303)	$7,347,176

Integration Partners – NY Corporation

Notes to Financial Statements

Statement of Operations

	December 31, 2012
	As reported	Adjustment	Restated

Net revenues	$25,891,847	$483,080	$26,374,927

Cost of revenues	$18,484,907	$1,054,867	$19,539,774

Gross profit	$7,406,940	$(571,787)	$6,835,153

Net income	$3,508,781	$(756,221)	$2,752,560

Statement of Cash Flows

	December 31, 2012
	As reported	Adjustment	Restated

Net income	$3,508,781	$(756,221)	$2,752,560

Changes in assets and liabilities
Prepaid expenses	$158,471	$(529,154)	$(370,683)
Accounts payable and accounts expenses	$(1,868,088)	$342,490	$(1,525,598)
Deferred revenue	$(171,413)	$889,170	$717,757

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are estimates of the useful lives of the Company’s property and equipment and the collectability of its accounts receivable.

Cash

The Company considers all highly-liquid temporary cash investments with an original maturity of three months or less, when purchased, to be cash equivalents.

Accounts Receivable

The Company’s accounts receivable are due primarily from customers located in the United States. Collateral is generally not required. The Company also maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make payments. The Company periodically reviews these estimated allowances, including an analysis of the customer’s payment history and credit worthiness, the age of the receivable balances, and current economic conditions that may affect a customer’s ability to make payments. Based on this review, the Company specifically reserves for those accounts deemed uncollectible. When receivables are determined to be uncollectible, principal amounts of such receivables outstanding are deducted from the allowance. The allowance for doubtful accounts was $700,000 and $125,000 as of December 31, 2013 and 2012, respectively.

Concentration of Credit Risks

The Company is subject to concentrations of credit risk primarily from cash and accounts receivable.

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash in financial institutions. At December 31, 2013 and December 31, 2012, substantially all of the Company’s cash was in one bank subject to FDIC’s insurance of $250,000 per depositor per insured bank.

The Company's accounts receivable are due from customers generally located within the United States. Two of the Company’s customers accounted for 27% of its accounts receivable at December 31, 2013 and four of the Company’s customers accounted for 43% of its accounts receivable at December 31, 2012.

Integration Partners – NY Corporation

Notes to Financial Statements

Customer Concentration

Three of the Company’s customers accounted for 27% of its revenues for the year ended December 31, 2013, and five customers accounted for 42% of the Company’s revenue for the year ended December 31, 2012. One of the Company’s customers accounted for more than 10% of the Company's revenues in each of the years ended December 31, 2013 and 2012.

Revenue Recognition

The Company is a value added reseller whose revenues are generated from the resale of voice, video, and data networking hardware and software contracted services for design, implementation, and maintenance services for voice, video, and data networking infrastructure. The Company’ customers are higher education organizations, governmental agencies, and commercial customers. The Company also provides maintenance and support and professional services.

The Company recognizes revenue on arrangements in accordance with ASC Topic 605-10, "Revenue Recognition". Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

For multiple-element arrangements, the Company recognizes revenue in accordance with ASC 605-25, "Arrangements with Multiple Deliverables". Under the relative fair value method, the total revenue is allocated among the elements based upon the relative fair value of each element as determined through the fair value hierarchy. Revenue is generally allocated in an arrangement using the estimated selling price of deliverables if it does not have vendor-specific objective evidence or third-party evidence of selling price.

Hardware

The Company sells hardware to customers that purchase on standalone basis or part of a bundled solution. Hardware with embedded software is accounted for in accordance with multiple element literature as the software and hardware function together to deliver the tangible product’s essential functionality.

Services

The Company generally bills installation and training services based on hourly rates plus reimbursable travel-related expenses. Revenue is recognized for these services during the period the services are performed.

Maintenance and Product Support

The Company recognizes revenue from maintenance and support services ratably over the contract term in cases where the Company is providing the support directly. Maintenance and support arrangements that are provided directly by the vendor are recognized into revenue upon delivery of the related hardware elements as the Company does not have any legal performance obligation to fulfill these services.

For all revenues related to reseller arrangements, the Company determines whether it is acting as principal or agent, in accordance with ASC topic 605-45, “Revenue Recognition— Principal Agent Considerations.”

Shipping and Handling Costs

Shipping and handling costs charged to customers have been included in revenues. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

Sales Tax

Revenue is recognized net of any relates state sales taxes charged, and sales taxes payable are recorded in accrued expenses

Integration Partners – NY Corporation

Notes to Financial Statements

Inventory

The Company purchases inventory for resale to customers and records it at actual cost until sold. Inventory consists of networking equipment which was not delivered to customers as of December 31, 2013 and 2012.  Inventory as of December 31, 2013 and 2012 totaled $42,424 and $117,534, respectively.

Geographic Concentration

The Company provides its services throughout the continental United States, primarily in the Northeastern area.

Fair Value of Financial Instruments

The Company accounts, for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

Integration Partners – NY Corporation

Notes to Financial Statements

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

●	Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.
●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.
●	Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable and accrued expenses, and accrued compensation approximate their fair value due to the short-term nature of these items.

Income Taxes

The Company, with the consent of its stockholders, has elected at inception to have its income taxed under section 1362 m of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders are taxed on the Company’s taxable income. Therefore, no provision or liability for federal and state income taxes is included in the accompanying financial statements.

Deferred income taxes related to the states and cities in which the Company operates are not material to the Company's financial position and results of operations.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2013 and 2012, the Company believes it had no material uncertain tax positions and accordingly it did not recognize any liability for unrecognized tax benefits. For the years ended December 31, 2013 and 2012, the Company did not recognize any interest or penalties related to uncertain tax positions.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. Maintenance and repairs are charged to expense as incurred.

Property and equipment consisted of the following at:

			Estimated
			Useful
December 31,	2013	2012	Lives
Automotive equipment	$72,499	$65,180	4 years
Computer equipment	15,938	5,938	4 years
Furniture	14,225	15,625	4 years
	102,662	86,743
Accumulated depreciation	(81,062)	(57,386)
	$21,600	$29,357

Depreciation expense for the years ended December 31, 2013 and 2012 was $23,676 and $19,908, respectively.

Deferred Revenue

Deferred revenue includes the unrecognized revenue from Company-provided customer support and maintenance agreements that have not been earned at the date of the balance sheet. Such deferred revenues are recognized in accordance with the Company's revenue recognition policy discussed above.

Integration Partners – NY Corporation

Notes to Financial Statements

3.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of December 31, 2013 and 2012 primarily consisted of trade payables. Included in accounts payable and accrued expenses was sales tax payable of $20,643 and $67,574 as of December 31, 2012 and 2012, respectively. Management believes the Company is appropriately collecting sales tax in the jurisdictions that require such collection for the goods and services the Company provides.

4.	Stockholders’ Equity

Common Stock

The Company has 200,000 shares of $0.0001 par value Common Stock authorized. As of December 31, 2013 and 2012, there were 200,000 shares of Common Stock issued and outstanding.

The Company paid distributions to its stockholders of $3,561,849 and $2,202,544 during 2013 and 2012, respectively.

5.	Related Party Transactions

Certain entities under common control provide indirect administrative services and other direct services to the Company. Those entities make payments on the Company’s behalf for certain operating expenses. Direct amounts are recorded as payables and receivables and remain as amounts due to/from related party on the balance sheet to the extent not otherwise settled.  Direct expenses are reported in the Company’s financial statements. The estimated value of managerial and administrative services provided by these entities under common control to the Company is believed to be in excess of the amounts charged to the Company for such services. In the event the Company was to operate independent of these entities, the Company would likely incur additional operating expenses that could have a material impact on its operating results.

As of December 31, 2013, the Company had advanced $23,883 to a related party by means of common ownership in the Company. As of December 31, 2012, the Company had received advances of $227,027 from a related party by means of common ownership. Additionally, the entity under common control receives vendor rebates directly for purchases made by all entities that are under common control and distributes the Company's portion annually. For the years ended December 31, 2013 and 2012, the Company received $311,181 and $214,375, respectively. For their portion of rebates earned.

The same related party has provided direct general and administrative support services to the Company. There is no contractual obligation between the related party and the Company for these services or any related compensation. During 2013 and 2012, the Company recorded selling, general and administrative expenses of $99,540 and $100,008, respectively, relating to these services.

6.	Commitments and Contingencies

The Company entered into a lease for office faculties in Parsippany, New Jersey in October 2010 that concluded in September 2012. Total rent expense for the years ended December 31, 2013 and 2012 was approximately $64,256 and $52,800, respectively. In November 2012, the Company entered into a new, five-year lease at the same facility for monthly base rent, including electric charges, with rent escalation amounts for each year. The future minimum lease payments are as follows:

2014	$64,546
2015	65,976
2016	65,976
2017	54,980
$251,478

Legal

The Company is involved in various legal proceedings that arise in the ordinary course of business. Based on present knowledge, the Company’s management believes none of the claims relating to such proceedings will have a material effect on the financial condition, results of operations or cash flows of the Company.

Integration Partners – NY Corporation

Notes to Financial Statements

7.	Retirement Savings Plan

The Company participates in a defined contribution retirement plan for the benefit of all eligible employees. During the years ended December 31, 2013 and 2012, the Company contributed $41,756 and $49,783, respectively.

8.	Subsequent Events

The Company has evaluated the impact of subsequent events in its accompanying financial statements and related disclosure through March 18, 2014, which is the date the financial statements were available to be issued.

On December 12, 2013, InterCloud Systems, Inc. (“InterCloud”) entered into a Stock Purchase Agreement (the “IPC Agreement”) and agreed to acquire all of the outstanding capital stock of the Company. The IPC Agreement was made and entered into by and among InterCloud, the Company, and the Company’s stockholders.

On January 1, 2014, the IPC Agreement was amended and InterCloud acquired all the capital stock of the Company in exchange for the following consideration paid or issued by InterCloud at the closing:

1)	Cash consideration of $12,509,747;
2)	A convertible promissory note issued to an owner of the Company in the amount of $6,254,873;
3)	45,676 shares of InterCloud's common stock issued to an owner of the Company;
4)	5,886 shares of InterCloud's common stock issued to each of two owners of the Company; and
5)	$941,594 and 47,080 shares of InterCloud's common stock placed in escrow, which amount and shares may be released to one owner of the Company.

As additional earn-out consideration, InterCloud will pay to an owner of the Company an amount equal to (i) the product of 0.6 multiplied by the EBITDA of the Company for the 12-month period beginning on January 1, 2014 (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference, which amount will be payable in cash or, at InterCloud’s election, shares of InterCloud common stock.

The promissory note issued at closing accrues interest at the rate of 8% per annum, which is payable, together with principal, on December 31, 2014.  At the election of the owner, the promissory note is convertible into shares of InterCloud common stock at a conversion price of $16.99 per share (subject to equitable adjustments for stock dividends, stock splits, recapitalizations and other similar events).  Also, beginning on July 1, 2014, if InterCloud common stock is trading at a price of greater than or equal to $16.99 for ten consecutive trading days, InterCloud may elect to force the conversion of the promissory note.

At the closing of the IPC Agreement, the Company's status as a company taxed under Section 1362m of the Internal Revenue Code ceased.